UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2007

CHINO COMMERCIAL BANCORP

(Exact name of registrant as specified in its charter)

CA	000-52098	20-4797048
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

14345 Pipeline Avenue
Chino, California		91710
Address of Principal Executive Offices		Zip Code

(909) 393-8880 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 23, 2007 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1. Press release dated July 23, 2007

For Immediate Release OTC BB: “CCBC”

CHINO COMMERCIAL BANK INCLUDED IN U.S. BANKER MAGAZINE’S LIST OF TOP 200 COMMUNTIY BANKS

     U.S. Banker magazine included Chino Commercial Bank in its list of the top 200 community banks. The June 2007 edition of U.S. Banker magazine compiled a list of the top performing community banks in the country, based on average Return on Equity (ROE). The list was compiled from banks with total assets of less then one billion dollars.

     Dann H. Bowman, the bank’s President and CEO stated “We are very pleased to make the list. Out of roughly 7,500 community banks across the country, to be included in the top 200 is quite an honor.” Chino Commercial Bank was selected because of its average ROE over the past three years of 12.74%, and it’s ROA of 13.92% in 2006.

     Chino Commercial Bank is a wholly owned subsidiary of Chino Commercial Bancorp, which is traded under the symbol “CCBC”.

     Contact: Dann H. Bowman, President and CEO or Sandra Pender, Vice President and CFO, Chino Commercial Bancorp, 14345 Pipeline Avenue, Chino, Ca. 91710, (909) 393-8880.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2007

By: /s/ Sandra F. Pender Sandra F. Pender Vice President and Chief Financial Officer